Exhibit 99.2

PRESS RELEASE

EXLSERVICE HOLDINGS, INC. ANNOUNCES

CLOSING OF INITIAL PUBLIC OFFERING

New York, October 25, 2006 - ExlService Holdings, Inc. (“EXL”) (NASDAQ: EXLS) announced today that it has successfully completed its initial public offering of 5,000,000 shares of its common stock at $13.50 per share. On Tuesday, October 24, 2006, the underwriters fully exercised their option to purchase an additional 750,000 shares to cover over-allotments, increasing the total number of shares offered to 5,750,00. The net proceeds of the offering will be approximately $72.2 million after underwriting discounts and commissions but prior to estimated offering expenses payable by EXL. EXL intends to use the net proceeds from the offering to repurchase or redeem all of its issued and outstanding Series A Preferred Stock, repay all of its outstanding senior promissory notes payable to certain of its stockholders and for working capital and general corporate purposes.

Citigroup Corporate and Investment Banking and Goldman, Sachs & Co acted as joint book-running managers of the offering and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Thomas Weisel Partners LLC acted as co-managers.

The registration statement relating to the initial public offering of shares of common stock has been declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares of common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities will be made only by means of a prospectus, copies of which may be obtained from Citigroup Corporate and Investment Banking (Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220; phone (718) 765-6732) or Goldman, Sachs & Co. (85 Broad Street, New York, NY 10004, Attn: Prospectus Dept. (fax: 212.902.9316) or by e-mail to: prospectus-ny@ny.email.gs.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. is a recognized provider of end to end offshore services, including Business Process Outsourcing (BPO), research and analytics, and risk advisory services. It primarily serves the needs of Global 1000 companies in the banking, financial services and insurance sector. EXL is headquartered at 350 Park Avenue, New York, NY.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the company’s Registration Statement on Form S-1. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.